Exhibit 99.1

1700 South Patterson Boulevard Dayton, OH 45479 NEWS RELEASE

For media information:	For investor information:

John Hourigan	Gregg Swearingen
(937) 445-2078	(937) 445-4700
john.hourigan@ncr.com	gregg.swearingen@ncr.com

For Release on April 28, 2005

NCR Reports First-Quarter 2005 Results

Better-than-expected revenue growth in Data Warehousing and

Customer Services profitability drive strong results

DAYTON, Ohio – NCR Corporation (NYSE: NCR) today reported earnings of $0.16 per share, and revenue of $1.34 billion for the quarter ended March 31, 2005. The 4 percent revenue increase from the first quarter of 2004 included an expected 2 percentage points of benefit from currency fluctuations.

NCR reported first-quarter net income of $30 million, or $0.16 earnings per share. This included a $0.05 per share charge to decrease the value of an equity investment which was partially offset by a $0.03 per share benefit from the reduction of previously estimated accruals for purchased goods and services. Excluding these items, NCR generated $35 million of net income, or $0.18 per share.(1) In the first quarter of 2004, NCR reported a net loss of $5 million, or $(0.03) per share.

“NCR’s first-quarter earnings performance underscores the impact of the continued success of our multiyear profit improvement plan and the investments we’ve made to drive revenue growth,” said James M. Ringler, director and interim chief executive officer of NCR. “We are especially pleased to see increasing profitability in Customer Services, which demonstrates that the strategic actions taken to fundamentally improve this business are beginning to take effect.”

Operating Segment Results(2)

NCR is changing its segment reporting structure as described later in this release. The following discussion of NCR’s operating segment results is consistent with the segment reporting structure used by NCR in 2004.

Teradata Data Warehousing

NCR’s Teradata Data Warehousing segment reported record first-quarter revenue of $350 million, up 14 percent from the first quarter of 2004. The first-quarter, year-over-year revenue comparison included a 3 percentage point benefit from currency fluctuations.

Operating income of $72 million reflects a 20 percent operating margin and a 47 percent increase from the prior-year period due primarily to higher volume, increased profitability from support services and the positive effect of currency fluctuations.

Financial Self Service (ATMs)

The Financial Self Service segment generated first-quarter revenue of $272 million, up 8 percent from the year-ago period. First-quarter revenue growth included a year-over-year benefit of 3 percentage points from currency fluctuations.

Operating income of $25 million resulted in a 9 percent operating margin, an improvement of approximately 230 basis points from the first quarter of 2004, due primarily to higher volume and expense reductions.

Retail Store Automation

Retail Store Automation generated $175 million of revenue, up 6 percent from the first quarter of 2004. The first-quarter, year-over-year revenue comparison included a benefit of 2 percentage points from currency fluctuations.

Retail Store Automation improved its operating performance $5 million from the prior-year period due primarily to expense reductions and increased volume.

Customer Services

Customer Services reported revenue of $436 million, down 2 percent, which included a benefit of 2 percentage points from currency fluctuations.

NCR’s strategic shift and structural changes being made in the Customer Services business to optimize the efficiency of resources, as well as to increase the focus on maintenance of NCR-branded products, enabled operating income to improve to $16 million in the quarter, versus a $4 million operating loss in the first quarter of 2004.

Non-Operating Items

Other Expense was $14 million in the first quarter of 2005 compared to $2 million of Other Income in the prior-year period. Included in the first-quarter results was a $10 million charge to reduce the book value of a Systemedia-related equity investment.

NCR’s tax rate for the first quarter of 2005 was 25 percent. The company continues to expect a 25 percent tax rate for the remainder of 2005.

NCR repurchased approximately 3.3 million shares of NCR stock for approximately $120 million during the first quarter.

Cash Flow

NCR’s cash from operations increased to $11 million from $9 million in the first quarter of 2004. Capital expenditures in the first quarter of 2005 were $50 million, compared to $45 million of capital expenditures in the year-ago period. NCR used $39 million of free cash flow (cash from operations less capital expenditures) in the seasonally weak first quarter of 2005 versus the $36 million of free cash flow used in the year-ago period.(3)

Assuming approximately $250 million of capital expenditures, NCR expects cash flow from operations less capital expenditures, or free cash flow, of approximately $215 million to $225 million in 2005.

	For the Three Months ended March 31
	(shown in millions)
	2005	2004
Cash provided by operating activities (GAAP)	$11	$9
Less capital expenditures for:
Net expenditures for reworkable service parts	(18)	(17)
Expenditures for property, plant and equipment	(16)	(11)
Additions to capitalized software	(16)	(17)

Total capital expenditures	(50)	(45)

Free cash flow used (non-GAAP measure) (1)	$(39)	$(36)

Balance Sheet

NCR ended the first quarter with $655 million in cash, cash equivalents and short-term investments, a decrease from the $750 million cash balance on December 31, 2004. NCR’s cash balance decreased during the quarter due to share repurchase activity and working capital requirements associated with higher revenue. As of March 31, 2005, NCR had short- and long-term debt of $309 million, consistent with December 31, 2004.

Changes in Segment Reporting

In order to align the company’s external reporting of its financial results with recent changes in how the company manages its Customer Services business, NCR is changing its segment reporting. Revenue and profitability associated with selling third-party hardware will now be moved from the company’s “Other” operating segment to the Customer Services operating segment.

The remaining business activity which was previously reported in the Company’s “Other” operating segment relates to a small business in Japan, the results of which will be combined with the Payment & Imaging business segment activity. This new operating segment will now be named “Payment & Imaging and Other.”

The company will now report the following six segments:

•	Teradata Data Warehousing (includes analytical database and software, hardware, services)

•	Financial Self-Service (includes the company’s ATM business)

•	Retail Store Automation (includes point-of-sale systems, self-checkout, etc.)

•	Customer Services (now includes maintenance of ATMs, retail systems, payment and imaging systems and third-party products)

•	Systemedia (includes business/printer consumables, paper rolls, RFID labels, etc.)

•	Payment & Imaging and Other (includes image/item-processing software and hardware)

In this earnings release, NCR is including its first-quarter financial results using the previous operating segment definitions and is providing supplemental schedules (Schedules 1-3) that provide the company’s operating performance for the last nine quarters using the revised segment reporting format.

New Initiatives for Operational Improvement

As part of the company’s continued efforts to improve profitability in Customer Services, NCR has offered an early retirement program to qualified Customer Service engineers in the United States. Depending on the level of participation in this program, the company anticipates up to a $22 million one-time, non-cash increase in pension expense in the second quarter of 2005. Assuming 80 percent of those eligible do participate, NCR would incur an $18 million non-cash increase in pension expense in the second quarter, which should result in annual cost savings of $7 to $8 million, beginning in 2006.

Outlook

For the second quarter, NCR expects total revenue to grow 3 to 4 percent from the prior year period. GAAP earnings per share for the second quarter are expected to be $0.18 to $0.23. Excluding the expected $18 million non-cash pension increase, the company expects earnings per share of $0.25 to $0.30.(1)

Assuming 3 to 4 percent revenue growth in 2005, and including the one-time non-cash increase in pension expense described earlier, NCR expects its GAAP earnings per share to be $1.26 to $1.31. Excluding certain items, NCR has increased its guidance for 2005 earnings per share to $1.35 to $1.40.(1)

	Second-Quarter 2005 Guidance	Updated 2005 Full-Year Guidance
Year-over-year revenue growth:
Total NCR	3-4%	3-4%
Teradata Data Warehousing	6-8%	5-7%
Financial Self Service (ATMs)	6-8%	6-8%
Retail Store Automation	3-4%	5-6%
Customer Services	(2-3)%	(2-3)%
Systemedia	3-5%	Flat
Payment & Imaging and Other	(10-15)%	(10-15)%
Earnings per share – GAAP	$0.18 - $0.23	$1.26 - $1.31
Earnings per share – Non-GAAP(1)	$0.25 - $0.30	$1.35 - $1.40

Reconciliation of GAAP to non-GAAP Measures Non-GAAP measures exclude the effect of the items listed below
	Results		Guidance
	Q1 2005	Q1 2004	Q2 2005	FY 2005
Earnings Per Share (GAAP)	$0.16	$(0.03)	$0.18-$0.23	$1.26-$1.31
- Write-down of equity investment	(0.05)	—	—	(0.05)
- Reduction of accrued expenses	0.03	—	—	0.03
- Early retirement-related pension expense			(0.07)	(0.07)
- Gains on real estate transactions	—	0.02	—	—

Earnings Per Share (Non-GAAP)	$0.18	$(0.05)	$0.25-$0.30	$1.35-$1.40

NCR continues its efforts to manage its income tax obligations. It is possible that tax benefits may offset some of the non-cash increase in pension expense in 2005.

2005 First-Quarter Earnings Conference Call

NCR’s senior management will discuss the company’s first-quarter results during a conference call today at 10:00 a.m. (ET). Access to the conference call, as well as a replay of the call, is available on NCR’s Web site at http://investor.ncr.com/. Supplemental financial information regarding NCR’s 2005 first-quarter operating results is also available on NCR’s Web site.

About NCR Corporation

NCR Corporation (NYSE: NCR) is a leading global technology company helping businesses build stronger relationships with their customers. NCR’s ATMs, retail systems, Teradata data warehouses and IT services provide Relationship Technology solutions that maximize the value of customer interactions and help organizations create a stronger competitive position. Based in Dayton, Ohio, NCR (www.ncr.com) employs approximately 28,000 people worldwide.

# # #

NCR and Teradata are trademarks or registered trademarks of NCR Corporation in the United States and other countries.

NCR reports its results in accordance with Generally Accepted Accounting Principles in the United States, or GAAP. However, as described below, the company believes that certain non-GAAP measures found in this release are useful for investors

(1)	NCR’s management looks at the company’s earnings per share results excluding certain items to assess the financial performance of the company and believes this information is useful for investors because it provides a more complete understanding of NCR’s underlying operational performance, as well as consistency and comparability with past reports of financial results. In addition, management uses its earnings per share excluding these items to manage and determine the effectiveness of its business managers and as a basis for incentive compensation. This non-GAAP measure should not be considered as a substitute for or superior to earnings per share determined in accordance with GAAP.

(2)	The operating segment results discussed in this earnings release exclude the impact of $34 million of pension expense in the first quarter of 2005 and $32 million of pension expense in the first quarter of 2004. When evaluating the year-over-year performance of and making decisions regarding its operating segments, NCR excludes the effect of pension expense/income. Schedule B, included in this earnings release, reconciles total “Income from operations excluding pension expense/income” for all of the company’s operating segments to “Total income from operations” for the company.

(3)	NCR defines free cash flow as cash provided by operating activities less capital expenditures for reworkable service parts, property, plant and equipment and additions to capitalized software. NCR’s management uses free cash flow to assess the financial performance of the company and believes it is useful for investors because it relates the operating cash flow of the company to the capital that is spent to continue and improve business operations. In particular, free cash flow indicates the amount of cash generated after capital expenditures for, among other things, investment in the company’s existing businesses, strategic acquisitions, strengthening the company’s balance sheet, repurchase of company stock and repayment of the company’s debt obligations. This non-GAAP measure should not be considered a substitute for or superior to cash flows from operating activities under GAAP, or as a proxy for cash flow available for discretionary spending.

Note to Investors

This news release contains forward-looking statements, including statements as to anticipated or expected results, beliefs, opinions and future financial performance, within the meaning of Section 21E of the Securities and Exchange Act of 1934. Forward-looking statements include projections of revenue, profit growth and other financial items, future economic performance and statements concerning analysts’ earnings estimates, among other things. These forward-looking statements are based on current expectations and assumptions and involve risks and uncertainties that could cause NCR’s actual results to differ materially.

In addition to the factors discussed in this release, other risks and uncertainties include: the uncertain economic climate and its impact on the markets in general or on the ability of our suppliers to meet their commitments to us, or the timing of purchases (including upgrades to existing data warehousing solutions and retail point-of-service solutions) by our current and potential customers and other general economic and business conditions; the timely development, production or acquisition and market acceptance of new and existing products and services (such as self-checkout and electronic shelf-labeling technologies, ATM outsourcing and enterprise data warehousing), including our ability to accelerate market acceptance of new products and services; shifts in market demands, continued competitive factors and pricing pressures and their impact on our ability to improve gross margins and profitability, especially in our more mature offerings; the effect of currency translation; short product cycles, rapidly changing technologies and maintaining competitive leadership position with respect to our solution offerings, particularly data warehousing technologies; tax rates; ability to execute our business and reengineering plans; turnover of workforce and the ability to attract and retain skilled employees, especially in light of recent cost-control measures taken by the company and the recent change in the Company’s Chief Executive Officer position; availability and successful exploitation of new acquisition and alliance opportunities; changes in Generally Accepted Accounting Principles (GAAP) such as the future impact of expensing stock options and the resulting impact, if any, on the company’s accounting policies; continued efforts to establish and maintain best-in-class internal information technology and control systems; and other factors detailed from time to time in the company’s U.S. Securities and Exchange Commission reports and the company’s annual reports to stockholders. The company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Schedule A

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share amounts)

	For the Periods Ended March 31 Three Months
	2005	2004
Revenue
Products	$678	$628
Services	665	662

Total revenue	1,343	1,290

Cost of products	438	410
Cost of services	534	558

Total gross margin	371	322
% of Revenue	27.6%	25.0%

Selling, general and administrative expenses	258	273
Research and development expenses	59	57

Income (loss) from operations	54	(8)
% of Revenue	4.0%	(0.6)%

Other expense (income), net	14	(2)

Income (loss) before income taxes	40	(6)
% of Revenue	3.0%	(0.5)%

Income tax expense (benefit)	10	(1)

Net income (loss)	$30	$(5)

% of Revenue	2.2%	(0.4)%

Net income (loss) per common share
Basic	$0.16	$(0.03)

Diluted	$0.16	$(0.03)

Weighted average common shares outstanding
Basic	186.4	189.1
Diluted	191.6	*189.1

*	Due to the net loss, potential common shares that would cause dilution, such as stock options and restricted stock, have been excluded from the diluted share count because their effect would have been anti-dilutive. As of March 31, 2004, fully diluted shares would have been 192.3 million shares.

Schedule B

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	For the Periods Ended March 31 Three Months
	2005	2004	% Change
Revenue by segment

Data Warehousing
Data Warehousing solution	$274	$235	17%
Data Warehousing support services	76	71	7%

Total Data Warehousing	350	306	14%

Financial Self Service	272	251	8%

Retail Store Automation	175	165	6%

Systemedia	114	114	—

Payment and Imaging	28	29	(3)%

Customer Services
Professional and installation-related services	70	72	(3)%
Customer Service Maintenance:
Financial Self Service	148	138	7%
Retail Store Automation	114	113	1%
Payment and Imaging	27	27	—
Other	77	96	(20)%

Total Customer Services	436	446	(2)%

Other revenue	32	46	(30)%

Elimination of installation-related services revenue included in both the Customer Services segment and other segments	(64)	(67)	(4)%

Total revenue	$1,343	$1,290	4%

Operating income (loss) by segment
Data Warehousing	$72	$49
Financial Self Service	25	17
Retail Store Automation	(3)	(8)
Systemedia	—	2
Payment and Imaging	1	1
Customer Services	16	(4)
Other	(1)	(13)

Elimination of installation-related services operating income included in both the Customer Services segment and other segments	(22)	(20)

Subtotal - Segment operating income	88	24

Pension expense	(34)	(32)

Total income (loss) from operations	$54	$(8)

Schedule C

NCR CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions)

	March 31 2005	December 31 2004
Assets
Current assets
Cash, cash equivalents and short-term investments	$655	$750
Accounts receivable, net	1,284	1,304
Inventories, net	356	355
Other current assets	243	224

Total current assets	2,538	2,633

Reworkable service parts and rental equipment, net	222	224
Property, plant and equipment, net	432	446
Goodwill	124	124
Prepaid pension cost	1,419	1,446
Deferred income taxes	375	372
Other assets	288	309

Total assets	$5,398	$5,554

Liabilities and stockholders’ equity

Current liabilities
Short-term borrowings	$3	$2
Accounts payable	429	492
Payroll and benefits liabilities	230	328
Customer deposits and deferred service revenue	486	407
Other current liabilities	469	495

Total current liabilities	1,617	1,724

Long-term debt	306	307
Pension and indemnity plan liabilities	513	517
Postretirement and postemployment benefits liabilities	241	244
Income taxes	496	492
Other liabilities	159	166
Minority interests	16	18

Total liabilities	3,348	3,468

Total stockholders’ equity	2,050	2,086

Total liabilities and stockholders’ equity	$5,398	$5,554

Schedule D

NCR CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	For the Periods Ended March 31 Three Months
	2005	2004
Operating activities
Net income (loss)	$30	$(5)

Adjustments to reconcile net income (loss) to net cash by operating activities:
Depreciation and amortization	63	67
Deferred income taxes	—	2
Other adjustments to income (loss), net	12	(3)
Changes in assets and liabilities:
Receivables	19	59
Inventories	—	(33)
Current payables	(153)	(134)
Customer deposits and deferred service revenue	79	83
Employee severance and pension	12	—
Other assets and liabilities	(51)	(27)

Net cash provided by operating activities	11	9

Investing activities
Purchases of short-term investments	—	(10)
Proceeds from sales and maturities of short-term investments	—	10
Net expenditures and proceeds for reworkable service parts	(18)	(17)
Expenditures for property, plant and equipment	(16)	(11)
Proceeds from sales of property, plant and equipment	2	7
Additions to capitalized software	(16)	(17)
Other investing activities, net	3	(11)

Net cash used in investing activities	(45)	(49)

Financing activities
Purchase of Company common stock	(120)	(90)
Short-term borrowings, net	1	—
Cash received from real estate transaction	—	50
Proceeds from employee stock plans	60	57

Net cash (used in) provided by financing activities	(59)	17

Effect of exchange rate changes on cash and cash equivalents	(2)	—

(Decrease) in cash and cash equivalents	(95)	(23)
Cash and cash equivalents at beginning of period	750	639

Cash and cash equivalents at end of period	$655	$616

Schedule 1

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	Results shown in the new segment format
	For the Periods Ended March 31 Three Months
	2005	2004	% Change
Revenue by segment

Data Warehousing
Data Warehousing solution	$274	$235	17%
Data Warehousing support services	76	71	7%

Total Data Warehousing	350	306	14%

Financial Self Service	272	251	8%

Retail Store Automation	175	165	6%

Customer Services
Customer Service Maintenance:
Financial Self Service	148	138	7%
Retail Store Automation	114	113	1%
Payment & Imaging and Other	31	32	(3)%
Third-Party Products and Exited Businesses	73	91	(20)%

Total Customer Services Maintenance	366	374	(2)%
Third-Party Products	11	21	(48)%
Professional and installation-related services	70	72	(3)%

Total Customer Services	447	467	(4)%

Systemedia	114	114	—

Payment & Imaging and Other	33	32	3%

Elimination of installation-related services revenue included in both the Customer Services segment and other segments	(48)	(45)	7%

Total revenue	$1,343	$1,290	4%

Operating income (loss) by segment

Data Warehousing	$72	$49
Financial Self Service	25	17
Retail Store Automation	(3)	(8)
Customer Services	9	(19)
Systemedia	—	2
Payment & Imaging and Other	1	(4)

Elimination of installation-related services operating income included in both the Customer Services segment and other segments	(16)	(13)

Subtotal - Segment operating income	88	24

Pension expense	(34)	(32)

Total income (loss) from operations	$54	$(8)

Schedule 2

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	2004 results shown in the new segment format
	Q1	Q2	Q3	Q4	Total
Revenue by segment

Data Warehousing
Data Warehousing solution	$235	$260	$238	$336	$1,069
Data Warehousing support services	71	71	74	76	292

Total Data Warehousing	306	331	312	412	1,361

Financial Self Service	251	330	338	451	1,370

Retail Store Automation	165	212	217	270	864

Customer Services
Customer Service Maintenance:
Financial Self Service	138	139	145	154	576
Retail Store Automation	113	116	115	118	462
Payment & Imaging and Other	32	32	31	32	127
Third-Party Products and Exited Businesses	91	82	84	85	342

Total Customer Services Maintenance	374	369	375	389	1,507
Third-Party Products	21	21	17	21	80
Professional and installation-related services	72	84	77	93	326

Total Customer Services	467	474	469	503	1,913

Systemedia	114	117	127	154	512

Payment & Imaging and Other	32	42	41	58	173

Elimination of installation-related services revenue included in both the Customer Services segment and other segments	(45)	(54)	(50)	(60)	(209)

Total revenue	$1,290	$1,452	$1,454	$1,788	$5,984

Operating income (loss) by segment

Data Warehousing	$49	$60	$42	$72	$223
Financial Self Service	17	54	63	88	222
Retail Store Automation	(8)	5	11	18	26
Customer Services	(19)	(22)	(9)	(7)	(57)
Systemedia	2	1	2	3	8
Payment & Imaging and Other	(4)	4	3	7	10

Elimination of installation-related services operating income included in both the Customer Services segment and other segments	(13)	(17)	(15)	(19)	(64)

Subtotal - Segment operating income	24	85	97	162	368

Pension expense	(32)	(32)	(38)	(33)	(135)

Total (loss) income from operations	$(8)	$53	$59	$129	$233

Schedule 3

NCR CORPORATION

CONSOLIDATED REVENUE and OPERATING INCOME (LOSS) SUMMARY

(Unaudited)

(in millions)

	2003 results shown in the new segment format
	Q1	Q2	Q3	Q4	Total
Revenue by segment
Data Warehousing
Data Warehousing solution	$217	$233	$208	$291	$949
Data Warehousing support services	61	67	66	70	264

Total Data Warehousing	278	300	274	361	1,213

Financial Self Service	226	260	271	392	1,149

Retail Store Automation	149	204	210	234	797

Customer Services
Customer Service Maintenance:
Financial Self Service	132	136	137	141	546
Retail Store Automation	119	118	113	117	467
Payment & Imaging and Other	31	31	31	33	126
Third-Party Products and Exited Businesses	103	97	94	96	390

Total Customer Services Maintenance	385	382	375	387	1,529
Third-Party Products	25	25	37	27	114
Professional and installation-related services	63	81	81	95	320

Total Customer Services	473	488	493	509	1,963

Systemedia	112	122	119	141	494

Payment & Imaging and Other	36	46	43	66	191
Elimination of installation-related services revenue included in both the Customer Services segment and other segments	(40)	(54)	(55)	(60)	(209)

Total revenue	$1,234	$1,366	$1,355	$1,643	$5,598

Operating income (loss) by segment

Data Warehousing	$31	$32	$21	$61	$145
Financial Self Service	9	32	47	77	165
Retail Store Automation	(23)	—	9	14	—
Customer Services	(14)	(12)	(4)	(9)	(39)
Systemedia	(1)	3	5	7	14
Payment & Imaging and Other	2	2	4	8	16

Elimination of installation-related services operating income included in both the Customer Services segment and other segments	(12)	(17)	(18)	(19)	(66)

Subtotal - Segment operating income	(8)	40	64	139	235

Pension expense	(24)	(24)	(31)	(26)	(105)

Total (loss) income from operations	$(32)	$16	$33	$113	$130